SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2002 (August 6, 2002)

Brainworks Ventures, Inc.

(Exact Name of Registrant as Specified in its Charter)

NEVADA	0-6334	87-0281240

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

101 Marietta St. #3450, Atlanta, GA	30303

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number including Area Code: (404) 751-3272

Not Applicable.

Former name, former address and former fiscal year, if changed since last report.

Item 4. Changes in Registrant’s Certifying Accountant

     On August 6, 2002, Brainworks Ventures, Inc., a Nevada corporation (the “Company”), engaged Miller, Ray & Houser LLP (“MR&H”) to serve as its new independent public accountants for the fiscal year ending March 31, 2003.

     During the Company’s two most recent fiscal years and through August 6, 2002, the Company did not consult with MR&H regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements, and either oral or written advice was provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGISTRANT:

Brainworks Ventures, Inc.

Date: August 9, 2002	By: /s/ Marc J. Schwartz Marc J. Schwartz, President